UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 12, 2011

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-11001	06-0619596
(Commission File Number)	(IRS Employer Identification No.)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

(203) 614-5600
(Registrant’s telephone number, including area code)

_________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

Frontier Communications Corporation held its 2011 Annual Meeting of the Stockholders on May 12, 2011 (the “Meeting”).  The number of shares of common stock present at the Meeting was 790,732,374 or 79.5% of the shares of common stock outstanding on March 16, 2011, the record date for the Meeting.  At the Meeting, the following items were submitted to a vote of stockholders.

(1)           Election of directors.  All nominees were elected pursuant to the following votes:

	Number of Votes*
Director	FOR	WITHHELD
Leroy T. Barnes, Jr.	477,701,510	14,158,737
Peter C.B. Bynoe	477,348,936	14,511,311
Jeri B. Finard	477,418,898	14,441,349
Edward Fraioli	484,477,950	7,382,297
James S. Kahan	483,998,661	7,861,586
Pamela D.A. Reeve	484,146,121	7,714,126
Howard L. Schrott	477,679,055	14,181,192
Larraine D. Segil	477,238,237	14,622,010
Mark Shapiro	483,695,439	8,164,808
Myron A. Wick III	476,948,586	14,911,661
Mary Agnes Wilderotter	465,644,064	26,216,183
__________
*  Does not include 298,872,127 broker non-votes.

(2)           Advisory proposal on executive compensation.  The matter was approved with the following vote:

Number of votes FOR	458,251,767
Number of votes AGAINST	28,651,818
Number of votes ABSTAINING	4,956,662
Number of BROKER NON-VOTES	298,872,127

(3)           Advisory proposal regarding the frequency of executive compensation proposal.  The matter was approved with the following vote:

Number of votes for ONE YEAR	413,643,108
Number of votes for TWO YEARS	15,415,694
Number of votes for THREE YEARS	57,907,230
Number of votes ABSTAINING	4,894,215
Number of BROKER NON-VOTES	298,872,127

Based on these results, and consistent with the Board of Directors’ recommendation in the proxy statement, the Board has determined to hold an advisory vote on executive compensation annually.

(4)           Stockholder proposal regarding an independent chairman.  The matter was defeated with the following vote:

Number of votes FOR	105,021,185
Number of votes AGAINST	379,018,969
Number of votes ABSTAINING	7,820,093
Number of BROKER NON-VOTES	298,872,127

 (5)           Ratification of appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2011.  The matter was approved with the following vote:

Number of votes FOR	767,658,879
Number of votes AGAINST	18,462,042
Number of votes ABSTAINING	4,611,453

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION

Date: May 16, 2011	By:/s/ David R. Whitehouse
David R. Whitehouse
Senior Vice President and Treasurer